Investor Presentation March 2015

Forward-Looking Statement Statements made in this presentation that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, the outcome of regulatory proceedings, cost estimates of capital projects and other matters affecting future operations. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Great Plains Energy and KCP&L are providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information. These important factors include: future economic conditions in regional, national and international markets and their effects on sales, prices and costs; prices and availability of electricity in regional and national wholesale markets; market perception of the energy industry, Great Plains Energy and KCP&L; changes in business strategy, operations or development plans; the outcome of contract negotiations for goods and services; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding rates the companies can charge for electricity; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality; financial market conditions and performance including, but not limited to, changes in interest rates and credit spreads and in availability and cost of capital and the effects on nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts, including but not limited to cyber terrorism; ability to carry out marketing and sales plans; weather conditions including, but not limited to, weather- related damage and their effects on sales, prices and costs; cost, availability, quality and deliverability of fuel; the inherent uncertainties in estimating the effects of weather, economic conditions and other factors on customer consumption and financial results; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays in the anticipated in-service dates and cost increases of generation, transmission, distribution or other projects; Great Plains Energy’s ability to successfully manage transmission joint venture; the inherent risks associated with the ownership and operation of a nuclear facility including, but not limited to, environmental, health, safety, regulatory and financial risks; workforce risks, including, but not limited to, increased costs of retirement, health care and other benefits; and other risks and uncertainties. This list of factors is not all-inclusive because it is not possible to predict all factors. Other risk factors are detailed from time to time in Great Plains Energy’s and KCP&L’s quarterly reports on Form 10-Q and annual report on Form 10-K filed with the Securities and Exchange Commission. Each forward-looking statement speaks only as of the date of the particular statement. Great Plains Energy and KCP&L undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. 2 March 2015 Investor Presentation

Recent Events Earnings Review  Reported full-year 2014 earnings per share of $1.57 compared with $1.62 in 2013  Announced 2015 earnings per share guidance range of $1.35 – $1.60  Reaffirmed 4% – 6% earnings per share growth target from 2014 – 2016 off of initial 2014 guidance range Regulatory Update  KCP&L filed general rate case in Kansas – docket 15-KCPE-116-RTS  KCP&L granted authorization to utilize construction accounting in Missouri for the La Cygne environmental upgrade project – docket EU-2014-0255 Operations Update  Announced plans to cease burning coal in the coming years at three of our plants, totaling more than 700 megawatts  Announced plans to install and operate more than 1,000 electric vehicle charging stations throughout the Kansas City region 3 March 2015 Investor Presentation

KCP&L’s Rate Cases - A Key Driver of 2015 to 2016 Earnings Growth La Cygne Rate Base $46.5 M D&A $21.9 M Total $68.4 M Wolf Creek Rate Base $28.1 M O&M $20.6 M D&A $4.6 M Total $53.4 M Combined MO and KS Rate Increase Request of $188.2 Million: • On track to deliver 2016 rate base growth target of $6.5 billion with an increase of approximately $750 million since the conclusion of KCP&L’s most recent rate cases • Anticipate earnings improvement from 2015 to 2016 associated with true-up of regulatory lag associated with property taxes, transmission costs and capital investments totaling approximately $75 million 4 March 2015 Investor Presentation

Rate Case Schedule 2015 1Q 2Q 3Q 4Q La Cygne Environmental Retrofit Project – Key Steps to Completion Tie-in Outage Unit 1 In-Service KCP&L Missouri General Rate Case Docket: ER-2014-0370 April 2 Staff / Intervenor Testimony Due May 31 True-up date June 15-19 and June 29 – July 2 Evidentiary Hearings September 30 Anticipated Effective Date of New Retail Rates KCP&L Kansas General Rate Case Docket: 15-KCPE-116-RTS January 2 Filed Rate Case March 31 Update Period Including La Cygne Budgeted Cost May 11 Staff / Intervenor Testimony Due June 22 – 26 Evidentiary Hearings September 10 Order Date October 1 Anticipated Effective Date of New Retail Rates 5 March 2015 Investor Presentation

Solid Vertically Integrated Midwest Utilities

Service Territories: KCP&L and GMO


KCP&L
GMO
Iowa
Nebraska
Kansas
Missouri

Business Highlights

- Solid Midwest fully regulated electric utility operating under the KCP&L brand
- Company attributes
  - Regulated operations in Kansas and Missouri
  - ~838,400 customers / ~3,000 employees
  - ~6,600 MW of primarily low-cost coal baseload generation
  - ~3,600 circuit miles of transmission lines; ~22,500 circuit miles of distribution lines
  - ~$10.5 billion in assets at 2014YE
  - ~$5.7 billion in rate base

2014 Retail MWh Sold by Customer Type


39%
47%
14%
Residential
Commercial
Industrial

Total: ~ 23,115 MWhs[1]

2014 Retail MWh Sales by Jurisdiction


37%
28%
35%
Kansas
Missouri (KCP&L)
GMO

Total: ~ 23,115 MWhs[1]

2014 MWh Generated by Fuel Type


16%
81%
2%
1%
Coal
Nuclear
Wind
Natural Gas and oil

[1] In thousands

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March 2015 Investor Presentation

Strengthening Great Plains Energy for the Long Term Focused on Execution Regulatory: Seek constructive regulatory outcomes in general rate cases Financial: On plan to deliver on 2014 – 2016 earnings, rate base and dividend growth targets Transmission: Pursue competitive transmission projects through Transource Energy, LLC joint venture Operations: Complete La Cygne environmental upgrade project on schedule and within budget 7 March 2015 Investor Presentation

Investment Thesis • Solid track record of execution and constructive regulatory treatment • Focused on providing competitive total shareholder returns through earnings growth and a competitive dividend • Flexible investment opportunities with improved risk profile • Well positioned on the environmental investment curve • Expect growing competitive transmission opportunities through Transource Energy, LLC 8 March 2015 Investor Presentation

Track Record of Performance: Environmental Sustainability Investments • Providing customers with affordable, reliable energy while also improving regional air quality • Since 2005: – Invested more than $1.5 billion in state-of-the-art emissions control equipment – Reduced SO2 and NOx emissions by approximately 66 and 68 percent, respectively • Plan to cease burning coal in the coming years at three of our plants totaling more than 700 megawatts SO2 NOX 9 March 2015 Investor Presentation

Track Record of Performance: Regulatory Track Record • Proven record of constructive regulatory treatment, allowing for the recovery of capital investments and utilization of cost recovery mechanisms • Seeking approval in KCP&L Missouri general rate case to utilize fuel adjustment clause • Competitive retail rates on regional and national level that have grown less than inflation over the past 20 years Recovery Mechanism KCP&L Kansas KCP&L Missouri GMO Energy Cost Adjustment Rider (KS) / Fuel Adjustment Clause Rider (MO) √ Requested in docket ER- 2014-0370 √ Property Tax Surcharge Rider √ Energy Efficiency Cost Recovery Rider √ Pension and OPEB Tracker √ √ √ Missouri Energy Efficiency Investment Act (MEEIA) Programs (KCP&L: Rider / GMO: Tracker) √ √ Renewable Energy Standards Tracker √ √ Renewable Energy Standard Rate Adjustment Mechanism (RESRAM) Rider √ Predetermination (La Cygne) √ Construction Work in Progress in rate base (La Cygne) √ Abbreviated rate case √ Budget Treatment with Depreciation Deferral (La Cygne) √ Construction Accounting (La Cygne) √ 10 March 2015 Investor Presentation

Focused on top tier customer satisfaction and operational excellence In 2014, awarded the most reliable utility for the Plains Region for eight consecutive years Targeting modest improvements in generation fleet to improve unit availability and performance Track Record of Performance: Operational Excellence KCP&L No. 1 in Plains Region 11 March 2015 Investor Presentation

Track Record of Performance: Improved Financial Profile 12 • Total shareholder return of 21% in 2014 • Received credit rating upgrades by Standard and Poor’s and Moody’s Investor Service in 2014 • Strengthened credit profile enabling us to increase common stock dividend for fourth consecutive year • General rate cases expected to support targeted annualized earnings growth of 4% - 6% from 2014 - 20161 • Continued focus on diligent cost management • Reducing regulatory lag through cost recovery mechanisms March 2015 Investor Presentation 1 Off of initial 2014 earnings per share guidance range of $1.60 - $1.75

Solid TSR Opportunities Ahead with Flexibility: Focused on Reducing Lag • Successfully managed O&M growth below inflation rate from 2011 – 20141 • Reduced headcount over 10% since 2008 and will continue to manage through attrition • Pursuit of legislative initiatives and regulatory mechanisms to reduce regulatory lag • Continue proactive management of O&M, expect O&M to increase 1 - 2% in 20151 1 Exclusive of regulatory amortizations and items with direct revenue offsets 2 Approximately $30 million of the $55 million increase from 2012 to 2014 is due to regulatory amortizations, and items with direct revenue offsets 2 13 March 2015 Investor Presentation

Long Term Growth Targets Targeting Earnings Growth • Near term (2014 - 2016) ‒ Compounding annual EPS growth of 4% - 6% ‒ Compounding annual rate base growth of 4% - 5% to $6.5 billion in 2016 • Longer term (2016+) ‒ Competitive customer rates ‒ Infrastructure & system reliability ‒ Physical & cyber security ‒ Investments in sustainability ‒ National transmission Strategy – To provide Safe and Reliable Service to Our Customers at a Reasonable Cost and Deliver Competitive Total Shareholder Returns Targeting Dividend Growth • Near term (2014 - 2016) ‒ Compounding annual dividend growth of 4% - 6% ‒ 55% - 70% payout ratio • Longer term (2016+) ‒ 60% - 70% payout ratio ‒ Increasing cash flow flexibility post 2016 ‒ Favorable tax position through 2023 due to NOL’s ‒ Improving credit metrics 14 March 2015 Investor Presentation

Solid TSR Opportunities Ahead with Flexibility: Dividend Growth 1 2010 – 2014 based on fourth quarter declared dividend 2 Based on November 2014 declared dividend 15 March 2015 Investor Presentation 4.2% CAGR (2010 – 2014) • Increased common stock dividend at compound annual rate of nearly 4.2% since 2010 • Targeted annual dividend growth rate of 4% - 6% from 2014 - 2016 • Dividend yield of 3.8% as of March 13, 20152 • Paid a cash dividend on common stock every quarter since March 1921 4% – 6% CAGR 2014 – 2016 Target

Focused on Shareholder Value Creation • Target significant reduction in regulatory lag • Seek to deliver earnings growth and increasing and sustainable dividends as a key component of total shareholder return • Improvement in / stability of key credit metrics is a priority Flexible Investment Opportunities • Environmental – approximately $700 million of capital projects, including La Cygne, are planned with clear timeline for compliance; additional $600 - $800 million to comply with proposed or final environmental regulations where timeline for compliance is uncertain, does not include potential impact of Clean Power Plan proposed in June 2014 • Transmission – formed Transource Energy, LLC joint venture to pursue competitive transmission projects • Renewables – driven by Missouri and Kansas Renewable Portfolio Standards • Other Growth Opportunities – selective future initiatives that will leverage our core strengths Diligent Regulatory Approach • Proven track record of constructive regulatory treatment • Credibility with regulators in terms of planning and execution of large, complex projects • Competitive retail rates on a regional and national level supportive of potential future investment Excellent Relationships with Key Stakeholders • Customers – focused on top tier customer satisfaction • Suppliers – strategic supplier alliances focused on long-term supply chain value • Employees – strong relations between management and labor (3 IBEW locals) • Communities – leadership, volunteerism and high engagement in the areas we serve GXP – Attractive Platform for Shareholders 16 March 2015 Investor Presentation

• NYSE: GXP • www.greatplainsenergy.com • Company Contacts: Lori Wright Vice President – Investor Relations and Treasurer (816) 556-2506 lori.wright@kcpl.com Tony Carreño Director, Investor Relations (816) 654-1763 anthony.carreno@kcpl.com Investor Relations Information 17 March 2015 Investor Presentation

Appendix Pages Operations Overview 19 – 30 2015 Earnings Guidance and Projected Drivers and Assumptions 31 – 33 2016 and 2017 Considerations and Projected Capital Expenditures Plan 34 – 35 Fourth Quarter and Full-Year 2014 Update 36 – 41 18 March 2015 Investor Presentation

Environmental1 • Estimated cost to comply with final regulations2 with clear timelines for compliance – Estimated Cost: approximately $700 million – Projects include: • La Cygne – on schedule for completion in 2015 ‒ Unit 1 (367 MW3) – scrubber and baghouse ‒ Unit 2 (329 MW3) – full Air Quality Control System (AQCS) • Mercury and Air Toxics Standards (MATS) environmental investments • Estimated cost of compliance with proposed or final regulations where timing is uncertain4 – Estimated Cost: $600 – $800 million – Includes Clean Air Act and Clean Water Act • Plan to cease burning coal at Montrose Station, Sibley Units 1 & 2, and Lake Road 6 • Flexibility provided by environmental investments already made 19 March 2015 Investor Presentation 1 KCP&L and GMO filed annual updates to Integrated Resource Plans (IRP) with the Missouri Public Service Commission in March 2014, outlining various resource planning scenarios for environmental compliance with its operations; 2 Best Available Retrofit Technology and Mercury and Air Toxics Standards; 3 KCP&L’s share of jointly-owned facility; 4 Does not include potential impact of Clean Power Plan proposed in June 2014

La Cygne Environmental Upgrade, Construction Update

La Cygne Generation Station

- La Cygne Coal Unit 1 367 MW[1] - Wet scrubber, baghouse, activated carbon injection
- La Cygne Coal Unit 2 329 MW[1] - Selective catalytic reduction system, wet scrubber, baghouse, activated carbon injection, over-fired air, low No_x burners
- Project cost estimate, excluding AFUDC, $615 million[1]. Kansas jurisdictional share is approximately $280 million
- 2011 predetermination order issued in Kansas deeming project as requested and cost estimate to be reasonable
- Project is on schedule and within budget

Key Steps to Completion		Status
• New Chimney Shell Erected		Completed
• Site Prep; Major Equipment Purchase		Completed
• Installation of Over-fired Air and Low No_x Burners for La Cygne 2		Completed
• Major Construction (excluding misc. finish work)		Essentially Complete
• Commence Startup Testing		Completed
• Tie-in Outage Unit 2		Completed
• Tie-in Outage Unit 1	1Q 2015	On schedule
• In-service	2Q 2015	On schedule

[1] KCP&L's 50% share

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March 2015 Investor Presentation

• Renewable portfolio of approximately 1,000 MW of wind, hydroelectric, landfill gas and solar power of owned assets and commitments in place representing13% of total generation capacity • Future renewable requirements driven by the Renewable Portfolio Standards (RPS) in Kansas and Missouri – Well positioned to satisfy requirements in Kansas through 2023 and Missouri through at least 2035 • Flexibility regarding acquisition of future renewable resources: – Through Purchased Power Agreements (PPAs) and purchases of Renewable Energy Credits (RECs); or – Adding to rate base if supported by credit profile and available equity and debt financing • Energy efficiency expected to be a key component of future resource portfolio: – Aggressive pursuit planned with appropriate regulatory recovery Based on three-year average peak retail demand Based on electricity provided to retail customers Renewable Energy and Energy Efficiency 21 March 2015 Investor Presentation

Transource Energy, LLC

- Transource is a joint venture between GXP (13.5%) and AEP (86.5%) structured to pursue competitive transmission projects[1]
- National focus on developing transmission projects in broad range of existing and emerging regions
- Transource currently has approximately $400 million of projects under development in the SPP region



ISO-NE
NYISO
PJM
MISO
SPP
Non-RTO west
CA ISO
ERCOT
Non-RTO East

[1] The venture excludes transmission projects in the Electric Reliability Council of Texas (ERCOT) and AEP's existing transmission project joint ventures

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March 2015 Investor Presentation

Transource’s Competitive Advantage 23 Transource combines the scale and unique capabilities of GXP and AEP Operational Excellence Successful history in operating and maintaining electric grid safely and reliably in multiple RTOs Environmental & asset stewardship Focused Results Extensive track record for delivering low cost solutions, project management, design and construction Broad knowledge and experience in the regulatory and regional environment Long-term growth opportunities Earnings diversity Enhanced financial flexibility Thought Leadership Execution Strength Effective Solutions Delivering beneficial solutions to customers and the grid Industry leader in developing and delivering innovative technology solutions Market Success March 2015 Investor Presentation

Competitive Process Timeline for Initial Focus Regions 24 1Q 2015 2Q 2015 3Q 2015 4Q 2015 SPP Issues RFPs 10 Yr. & Annual Plan SPP Developer Bids Due SPP Awards Projects MISO Issues RFPs 10 Yr. Plan MISO Developer Bids Due MISO Awards Projects PJM: Competitive process already underway. RFPs may be issued on a quarterly basis using sponsorship model, whereby PJM solicits proposals to identified transmission system needs March 2015 Investor Presentation

Transource Missouri's FERC Regulated Projects

- Approximately $400 million of projects under development in SPP region
  - Iatan-Nashua Project, 30-mile, $65 million, expected in-service 2015
  - Sibley-Nebraska City Project, 135-mile, $330 million, expected in-service 2017 (Transource's share of 180-mile project)
- Base ROE of 9.8%. Weighted average all-in ROE, inclusive of incentive ROE's noted below, is approximately 11.1%
  - 55% cap on the equity component of the post construction capital structure
- FERC Incentives
  - ROE adders: RTO (0.50%) and Project Risk (1.00%[1])
  - Hypothetical capital structure with 60% common equity during construction
  - Includes construction work in process (CWIP) in transmission rate base
  - Abandoned plant recovery of prudently incurred costs
  - Pre-commercial costs/regulatory asset treatment



Iatan-Nashua Project under development

[1] Approved for Sibley-Nebraska City Project

GREAT PLAINS ENERGY 25 March 2015 Investor Presentation

Economic Development Activity Kansas City area now the largest auto manufacturing center in the United States, outside of Detroit Cerner Corporation’s $4.5 billion business expansion underway and is expected to create up to 16,000 new jobs between 2017 and 2025 Well-developed transportation and distributed network strengthened by BNSF Railways state-of-the art intermodal facility Housing Market Active housing market in the Kansas City area, single and multi-family housing permits in 2014 up approximately 17 percent compared to 2013, with multi-family recording its highest totals since 2001 Employment Kansas City area employment levels in December 2014 eclipsed pre-recession peak Kansas City area unemployment rate of 5.0% in December 2014 compared with the national average of 5.4%1 Local Economy 1 On a non-seasonally adjusted basis 26 March 2015 Investor Presentation

KCP&L – Missouri Rate Case Summary

Case Number	Date Filed	Requested Increase (in Millions)	Requested Increase (Percent)	Rate Base (in Millions)	ROE	Cost of Debt	Rate – Making Equity Ratio	Rate of Return	Anticipated Effective Date of New Rates
ER-2014-0370	10/30/14	$120.9	15.75%	$2,557[1]	10.3%	5.56%	50.36%	7.94%	9/30/15

Rate Case Attributes:

- Test year ended March 31, 2014 with May 31, 2015 true-up date
- Primary drivers of increase:
  - Environmental investments at the La Cygne Generating Station and upgrades to the Wolf Creek Nuclear Generating Station
  - New infrastructure investments to ensure reliability, security and dependable service to customers
  - Transmission costs and property taxes
- Requested authorization to implement:
  - Fuel adjustment clause (FAC) including transmission costs
  - Property tax tracker
  - Critical Infrastructure Protection Standards (CIPS) / Cybersecurity tracker
  - Vegetation management tracker

$120.9 Million Rate Increase Request:



Property Taxes $10.4 M
Other $1.1 M
Transmission Costs $16.6 M
Other Infrastructure Investments $17.1 M
La Cygne
Rate Base $36.0 M
D&A $10.9 M
Total $46.9 M
Wolf Creek
Rate Base $14.6 M
O&M $12.0 M
D&A $2.2 M
Total $28.8 M

[1] Projected rate base is approximately $505 million or 25% higher than at the conclusion of the last rate case

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March 2015 Investor Presentation

KCP&L – Kansas Rate Case Summary

Case Number	Date Filed	Requested Increase (in Millions)	Requested Increase (Percent)	Rate Base (in Millions)	ROE	Cost of Debt	Rate – Making Equity Ratio	Rate of Return	Anticipated Effective Date of New Rates
15-KCPE-116-RTS	1/2/15	$67.3	12.53%	$2,155[1,2]	10.3%	5.55%	50.48%	7.94%	10/1/15

Rate Case Attributes:

- Test year ended June 30, 2014 with certain known and measurable changes projected through March 31, 2015
- Primary drivers of increase:
  - Environmental investments at the La Cygne Generating Station and upgrades to the Wolf Creek Nuclear Generating Station
  - New infrastructure investments to ensure reliability, security and dependable service to customers
- Requested authorization to implement:
  - Transmission delivery charge rider (TDC)
  - Critical Infrastructure Protection Standards (CIPS) / Cybersecurity tracker
  - Vegetation management tracker
- File abbreviated rate case August 29, 2016 or sooner to true-up actual cost of environmental investments at La Cygne and upgrades at Wolf Creek

$67.3 Million Rate Increase Request:



Other $7.6 M
Other Infrastructure Investments $13.6 M
La Cygne
Rate Base $10.5 M
D&A $11.0 M
Total $21.5 M
Wolf Creek
Rate Base $13.5 M
O&M $8.7 M
D&A $2.4 M
Total $24.6 M

[1] Projected rate base is approximately $239 million or 12% higher than at the conclusion of the La Cygne abbreviated rate case
[2] Includes transmission plant in rate base of $68.4 million included in the proposed TDC

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March 2015 Investor Presentation

Key Elements of 2006 - 2013 Rate Cases

Rate Case Outcomes ($millions)							
Rate Jurisdiction	Date Filed	Effective Date	Rate Base	Rate-making Equity Ratio	Return on Equity	Rate Increase Approved ($)	Rate Increase Approved (%)
KCP&L – Missouri	2/1/2006	1/1/2007	$1,270	53.69%	11.25%	$50.6	10.5%
KCP&L – Missouri	2/1/2007	1/1/2008	$1,298	57.62%	10.75%	$35.3	6.5%
KCP&L – Missouri	9/5/2008	9/1/2009	$1,496[1]	46.63%	n/a[2]	$95.0	16.16%
KCP&L – Missouri	6/4/2010	5/4/2011	$2,036	46.30%	10.00%	$34.8	5.25%
KCP&L – Missouri	2/27/2012	1/26/2013	$2,052	52.25%[3]	9.7%	$67.4	9.6%
KCP&L – Kansas	1/30/2006	1/1/2007	$1,000[1]	n/a	n/a[2]	$29.0	7.4%
KCP&L – Kansas	2/28/2007	1/1/2008	$1,100[1]	n/a	n/a[2]	$28.0	6.5%
KCP&L – Kansas	9/5/2008	8/1/2009	$1,270[1]	50.75%	n/a[2]	$59.0	14.4%
KCP&L – Kansas	12/17/2009	12/1/2010	$1,781	49.66%	10.00%	$22.0	4.6%
KCP&L – Kansas	4/20/2012	1/1/2013	$1,798	51.82%	9.5%	$33.2	6.7%
KCP&L – Kansas	12/9/2013	7/25/2014	$1,916	51.82%[9]	9.5%[9]	$11.5	2.2%
GMO - Missouri	7/3/2006	5/31/2007	$1,104	48.17%	10.25%	$58.8	Refer to fn. 4
GMO - Missouri	9/5/2008	9/1/2009	$1,474[1]	45.95%	n/a[2]	$63.0	Refer to fn. 5
GMO - Missouri	6/4/2010	6/25/2011	$1,758	46.58%	10.00%	$65.5	Refer to fn. 6
GMO – Missouri	2/27/2012	1/26/2013	$1,830	52.25%[3]	9.7%	$47.9[7]	Refer to fn. 8
GMO (Steam) –Missouri	9/5/2008	7/1/2009	$14	n/a	n/a[2]	$1.0	2.3%

[1] Rate Base amounts are approximate amounts since the cases were black box settlements; [2] Not available due to black box settlement; [3] MPSC authorized an equity ratio of approximately 52.6% or approximately 52.3% after including other comprehensive income; [4] MPS 11.6%, L&P 12.8%; [5] MPS 10.5%, L&P 11.9%; [6] MPS 7.2%, L&P 21.3%; [7] L&P $21.7 million - includes full impact of phase in from rate case ER-2010-0356; [8] MPS 4.9%, L&P 12.7% - includes full impact of phase in from rate case ER-2010-0356; [9] Abbreviated rate case to include La Cygne CWIP; maintain previously authorized Kansas jurisdictional rate-making equity ratio and return on equity based on its 2012 order.

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March 2015 Investor Presentation

State Commissioners Missouri Public Service Commission (MPSC) Kansas Corporation Commission (KCC) Mr. Robert S. Kenney (D) Chair (since March 2013) Term began: July 2009 Term expires: April 2015 Ms. Shari Feist Albrecht (I) Chair (since January 2014) Term began: June 2012 Term expires: March 2016 Mr. Stephen M. Stoll (D) Commissioner Term began: June 2012 Term expires: December 2017 Mr. Jay S. Emler (R) Commissioner Term began: January 2014 Term expires: March 2015 Mr. William P. Kenney (R) Commissioner Term began: January 2013 Term expires: January 2019 Mr. Pat Apple (R) Commissioner Term began: March 2014 Term expires: March 2018 Mr. Daniel Y. Hall (D) Commissioner Term began: September 2013 Term expires: September 2019 Mr. Scott T. Rupp (R) Commissioner Term began: March 2014 Term expires: March 2020 MPSC consists of five (5) members, including the Chairman, who are appointed by the Governor and confirmed by the Senate. • Members serve six-year terms (may continue to serve after term expires until reappointed or replaced) • Governor appoints one member to serve as Chairman KCC consists of three (3) members, including the Chairman, who are appointed by the Governor and confirmed by the Senate. • Members serve four-year terms (may continue to serve after term expires until reappointed or replaced) • Commissioners elect one member to serve as Chairman 30 March 2015 Investor Presentation

2015 Earnings Guidance Drivers and Assumptions ↑ Assumes flat to 0.5% weather-normalized retail sales growth, net of energy efficiency ‒ Demand before impact of energy efficiency programs of 0.5 – 1.0% ↑ New retail rates ‒ Approximately an additional seven months of new Kansas rates from abbreviated rate case ‒ New KCP&L rates in Kansas and Missouri expected in October 2015 ↓ Decrease in AFUDC from lower CWIP balances as La Cygne and other capital investments are placed in service ↓ Increasing depreciation expense driven by capital additions being placed in service ↓ Increasing transmission expense and property taxes under-recovered in Missouri ↓ O&M increase of approximately 3 – 4% ‒ Increase of 1 - 2% exclusive of regulatory amortizations and items which have direct revenue offsets • Other assumptions ‒ La Cygne construction accounting treatment  Deferral of depreciation and carrying costs in Missouri  Depreciation deferral in Kansas ‒ Potential KCP&L long-term debt issuance ‒ No plans to issue equity ‒ NOLs minimizing cash income tax payments 2015 Earnings Per Share Guidance Range of $1.35 - $1.60 31 March 2015 Investor Presentation

• Effective income tax rate of approximately 35% • Federal/state combined statutory rate of approximately 38.9% impacted by: - AFUDC Equity (non-taxable) - Wind Production Tax Credits (PTC) - Amortization of Investment Tax Credits (ITC) • Do not expect to generate significant income tax liability or pay significant income taxes during 2015 due to: - Ongoing wind PTC - Utilization of prior year Net Operating Losses (NOLs) and tax credits 2015 Guidance Assumptions Income Taxes 32 March 2015 Investor Presentation

• Year-end 2014 deferred income taxes include: – $242.7 million tax credit carry forwards primarily related to Advanced Coal ITCs, wind PTCs, and Alternative Minimum Tax (AMT) credits ($88.1 million related to GMO acquisition) o Coal and wind credits expire in years 2028 to 2034 o AMT credits do not expire o $0.4 million valuation allowance on federal and state tax credits – $586.9 million of tax benefits on NOL carry forwards ($353.9 million related to the GMO acquisition) o Federal NOL carry forwards expire in years 2023 to 2034 o $16.2 million valuation allowance on state NOL tax benefits • Do not expect to generate significant income tax liability during 2015 (see previous slide) • Do not anticipate paying significant income taxes through the end of 2023 – Expect to utilize year-end 2014 NOL and tax credit carry forwards, net of valuation allowances 2015 Guidance Assumption Deferred Income Tax 33 March 2015 Investor Presentation

2016 and 2017 Considerations 2016 2017 Earnings Growth • 4 – 6% growth target from 2014 – 2016 off of initial 2014 earnings per share guidance range Monitor Demand and Tightly Control O&M • Demand before impact of energy efficiency programs of 0.5 – 1.0% ‒ Flat to 0.5% weather-normalized retail sales growth, net of energy efficiency • Proactive management of O&M • Demand before impact of energy efficiency programs of 0.5 – 1.0% ‒ Flat to 0.5% weather-normalized retail sales growth, net of energy efficiency • Proactive management of O&M Operational and Regulatory Execution • Full year of new KCP&L retail rates on projected total Great Plains Energy rate base of $6.5 billion ‒ Fuel adjustment clause (FAC) requested in Missouri • GMO general rate case • New GMO retail rates Improve Cash Flow Position and Support Targeted Dividend Growth • No plans to issue equity • No plans to issue long-term debt • Utilization of NOLs, minimizing cash income tax payments • No plans to issue equity • Refinance long-term debt • Increasing cash flow flexibility post 2016 • Utilization of NOLs, minimizing cash income tax payments 34 March 2015 Investor Presentation

Projected Utility Capital Expenditures

Projected Utility Capital Expenditures (In Millions)[1, 2]	2015E	2016E	2017E	2018E	2019E
Generating facilities	$245.2	$222.5	$204.8	$205.1	$203.2
Distribution and transmission facilities	260.1	229.6	201.0	203.0	222.9
General facilities	148.2	84.2	71.8	28.6	15.9
Nuclear fuel	20.0	21.0	44.4	21.2	23.5
Environmental	117.4	41.8	129.3	102.1	113.5
Total utility capital expenditures	**$790.9**	**$599.1**	**$651.3**	**$560.0**	**$579.0**

Considerations	
Generating facilities	• Includes expenditures associated with KCP&L's 47% interest in Wolf Creek
Distribution and Transmission facilities	• Includes expenditures associated with vehicle fleet, expanding service areas and infrastructure replacement
General facilities	• Expenditures associated with information systems and facilities
Environmental	• KCP&L's share of environmental upgrades at La Cygne to comply with the Best Available Retrofit Technology (BART) rule • Upgrades to comply with the Mercury and Air Toxic Standards (MATS) rule • Estimates for compliance with the Clean Air Act and Clean Water Act based on proposed or final regulations where the timing is uncertain

[1] Projected capital expenditures excludes Allowance for Funds Used During Construction (AFUDC)
[2] Great Plains Energy accounts for its 13.5% ownership in Transource Energy, LLC (Transource) under the equity method of accounting. Great Plains Energy's capital contributions to Transource are not reflected in projected capital expenditures

GREAT PLAINS ENERGY
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March 2015 Investor Presentation

2014 Full-Year and Quarterly EPS Reconciliation Versus 2013 Contributors to Change in 2014 EPS Compared to 2013 New Retail Rates Release of Uncertain Tax Positions Interest Expense WN Demand Depr & Amort Other O&M General Taxes Wolf Creek O&M Weather Other Total 1Q 2014 $ 0.04 - - $ 0.02 $ (0.02) $ (0.05) $ (0.02) $ (0.04) $ 0.05 - $ (0.02) 2Q 2014 - - - $ 0.01 $ (0.01) $ (0.05) $ (0.01) $ (0.02) $ 0.01 - $ (0.07) 3Q 2014 $ 0.01 $ 0.05 $ 0.01 - $ (0.01) $ 0.02 $ (0.01) $ 0.01 $ (0.06) $ 0.01 $ 0.02 4Q 2014 $ 0.01 - $ 0.01 $ (0.03) $ (0.02) $ 0.02 - $ 0.02 $ (0.01) - $ 0.01 Total $ 0.06 $ 0.05 $ 0.03 - $ (0.07) $ (0.05) $ (0.04) $ (0.02) $ (0.01) - $ (0.05) 2014 EPS 2013 EPS Change in EPS 1Q $ 0.15 $ 0.17 $ (0.02) 2Q $ 0.34 $ 0.41 $ (0.07) 3Q $ 0.95 $ 0.93 $ 0.02 4Q $ 0.12 $ 0.11 $ 0.01 Total $ 1.57 $ 1.62 $ (0.05) Note: Numbers may not add due to the effect of dilutive shares on EPS 36 March 2015 Investor Presentation

Great Plains Energy Consolidation Earnings and Earnings Per Share – Three Month Ended December 31 (Unaudited) 37 Common stock outstanding for the quarter averaged 154.1 million shares, compared with 153.8 million shares for the same period in 2013 Earnings (millions) Earnings per Share 2014 2013 2014 2013 Electric Utility $ 22.4 $ 18.6 $ 0.14 $ 0.12 Other (2.9) (1.1) (0.02) (0.01) Net income 19.5 17.5 0.12 0.11 Preferred dividends (0.4) (0.4) - - Earnings available for common shareholders $ 19.1 $ 17.1 $ 0.12 $ 0.11 March 2015 Investor Presentation

Great Plains Energy Consolidation Earnings and Earnings Per Share – Year Ended December 31 (Unaudited) 38 Common stock outstanding for the quarter averaged 154.1 million shares, compared with 153.7 million shares for the same period in 2013 Earnings (millions) Earnings per Share 2014 2013 2014 2013 Electric Utility $ 243.5 $ 257.1 $ 1.58 $ 1.67 Other (0.7) (6.9) - (0.04) Net income 242.8 250.2 1.58 1.63 Preferred dividends (1.6) (1.6) (0.01) (0.01) Earnings available for common shareholders $ 241.2 $ 248.6 $ 1.57 $ 1.62 March 2015 Investor Presentation

Great Plains Energy Reconciliation of Gross Margin to Operating Revenues (Unaudited) Gross margin is a financial measure that is not calculated in accordance with generally accepted accounting principles (GAAP). Gross margin, as used by Great Plains Energy, is defined as operating revenues less fuel, purchased power and transmission. The Company’s expense for fuel, purchased power and transmission, offset by wholesale sales margin, is subject to recovery through cost adjustment mechanisms, except for KCP&L’s Missouri retail operations. As a result, operating revenues increase or decrease in relation to a significant portion of these expenses. Management believes that gross margin provides a more meaningful basis for evaluating the Electric Utility segment’s operations across periods than operating revenues because gross margin excludes the revenue effect of fluctuations in these expenses. Gross margin is used internally to measure performance against budget and in reports for management and the Board of Directors. The Company’s definition of gross margin may differ from similar terms used by other companies. A reconciliation to GAAP operating revenues is provided in the table above. Three Months Ended December 31 (millions) Year Ended December 31 (millions) 2014 2013 2014 2013 Operating revenues $ 552.2 $ 538.8 $ 2,568.2 $ 2,446.3 Fuel (96.3) (129.5) (489.2) (539.5) Purchased power (67.6) (26.5) (253.3) (125.9) Transmission of electricity by others (19.1) (15.3) (74.7) (53.2) Gross margin $ 369.2 $ 367.5 $ 1,751.0 $ 1,727.7 39 March 2015 Investor Presentation

December 31, 2014 Debt Profile and Credit Ratings Great Plains Energy Debt ($ in Millions) KCP&L GMO1 GPE Consolidated Amount Rate2 Amount Rate2 Amount Rate2 Amount Rate2 Short-term debt $ 468.3 0.56% $ 61.0 0.83% $ 4.0 1.69% $ 533.3 0.60% Long-term debt3 2,312.5 5.13% 448.8 5.05% 741.8 5.30% 3,503.1 5.16% Total $2,780.8 4.36% $509.8 4.54% $745.8 5.28% $4,036.44 4.55% Current Credit Ratings Moody’s Standard & Poor’s Great Plains Energy Outlook Corporate Credit Rating Preferred Stock Senior Unsecured Debt Stable - Ba1 Baa2 Stable BBB+ BBB- BBB KCP&L Outlook Senior Secured Debt Senior Unsecured Debt Commercial Paper Stable A2 Baa1 P-2 Stable A BBB+ A-2 GMO Outlook Senior Unsecured Debt Commercial Paper Stable Baa2 P-2 Stable BBB+ A-2 1 Great Plains Energy guarantees approximately 19% of GMO’s debt; 2 Weighted Average Rates – excludes premium/discounts and other amortizations; 3 Includes current maturities of long-term debt; 4 Secured debt = $775M (19%), Unsecured debt = $3,261M (81%); 5 Includes long-term debt maturities through December 31, 2024 Long-Term Debt Maturities5 40 March 2015 Investor Presentation

Customer Consumption 1 Weighted average Retail MWh Sales Growth Rates, net of Energy Efficiency 4Q 2014 Compared to 4Q 2013 Full-Year 2014 Compared to Full-Year 2013 Total Change in MWh Sales Weather – Normalized Change in MWh Sales % of Retail MWh Sales Total Change in MWh Sales Weather – Normalized Change in MWh Sales % of Retail MWh Sales Residential (1.6%) 0.9% 37% (0.3%) 0.2% 39% Commercial (3.6%) (2.9%) 48% 0.4% 0.0% 47% Industrial (2.3%) (2.4%) 15% 2.2% 2.3% 14% (2.7%) (1.4%)1 0.4% 0.4%1 41 March 2015 Investor Presentation